UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

DYNATRONICS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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DYNATRONICS CORPORATION

1200 Trapp Road

Eagan, MN 55121

October 25, 2024

Dear Dynatronics Shareholders:

On behalf of Dynatronics Corporation, a Utah corporation, I cordially invite you to attend the Annual Meeting of Shareholders on Thursday, December 5, 2024 at 8:00 a.m. Central Time at our principal executive offices located at 1200 Trapp Road, Eagan, Minnesota 55121. In addition, prior to the Meeting, we encourage you to vote online by following the instructions provided on the Notice of Internet Availability of Proxy Materials described below.

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expense, we are using the "Notice and Access" method of providing proxy materials to you via the Internet pursuant to the regulations promulgated by the U.S. Securities and Exchange Commission. We believe that this process will provide you with a safe, convenient and efficient way to access your proxy materials and vote your shares, while also allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials for the Annual Meeting by postal mail. On or about October 25, 2024 we are mailing to our shareholders a one-page Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our Proxy Statement and vote electronically via the Internet or by telephone. The Notice will also contain instructions on how to receive a paper copy of your proxy materials.

We will be conducting the business outlined and described in detail in the Notice and the accompanying Proxy Statement. We have also made a copy of our Annual Report on Form 10-K for the year ended June 30, 2024 ("Annual Report") available with the Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please carefully review the accompanying Proxy Statement and then cast your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented and voted at the Meeting. Please refer to the Notice for instructions on submitting your vote. Our Board of Directors has unanimously approved the proposals set forth in the accompanying Proxy Statement and we recommend that you vote in favor of each such proposal.

Thank you for your support of Dynatronics. We look forward to your participation at the Annual Meeting.

Sincerely,

/s/ Brian Baker

Brian Baker

President and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

DYNATRONICS CORPORATION

Annual Meeting of Shareholders

December 5, 2024

8:00 a.m. Central Time

1200 Trapp Road

Eagan, Minnesota 55121

To the Shareholders of Dynatronics Corporation:

Notice of Meeting - We are pleased to invite you to attend the 2024 Annual Meeting of Shareholders (the "Annual Meeting" or "Meeting") of Dynatronics Corporation, a Utah corporation (the "Company," "us," "we" or "our") on December 5, 2024, at 8:00 a.m. Central Time. The Annual Meeting will be held at our principal executive offices located at 1200 Trapp Road, Eagan, Minnesota 55121.

Items of Business - At the Annual Meeting, we will conduct the following business:

1. Elect the three director nominees named in the accompanying Proxy Statement to our board of directors (the "Board"), each to serve until our next annual meeting of shareholders and until her or his successor is duly elected and qualified, or until the director's earlier resignation, removal or death;

2. Ratify the appointment of Tanner LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2025; and

3. Consider and transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the attached Proxy Statement.

The Board recommends that you vote your shares "FOR" each of the director nominees included in Proposal 1 and "FOR" Proposal 2.

Notice and Access - We have elected to provide access to our proxy materials primarily electronically via the Internet, pursuant to the "Notice and Access" method regulations promulgated by the U.S. Securities and Exchange Commission (the "SEC"). We believe this method expedites our shareholders' receipt of proxy materials, conserves natural resources and significantly reduces the costs of the Annual Meeting. On or about October 25, 2024, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the "Notice") to each of our shareholders entitled to notice of and to vote at the Annual Meeting, which Notice contains instructions for accessing the attached Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended June 30, 2024 (the "Annual Report") via the Internet, as well as voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials. The Proxy Statement and the Annual Report are both available on the Internet at: www.proxyvote.com.

Record Date and Notice - You are entitled to receive notice of and to vote at the Meeting if you were a shareholder of record holding shares of any of our voting securities (our common stock, Series A 8% Convertible Preferred Stock, or Series B Convertible Preferred Stock) as of the close of business on October 11, 2024 (the date fixed as the record date for determining those shareholders eligible to receive notice of and entitled to vote at the Annual Meeting or any adjournment or postponement thereof) (the "Record Date"). For 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal executive offices located at 1200 Trapp Road, Eagan, Minnesota 55121. This list will also be available for examination by shareholders of record during the Meeting.

You are entitled to attend the Annual Meeting only if you were a shareholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. If you are a shareholder of record, your ownership as of the Record Date will be verified prior to admittance into the Annual Meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to attend the Annual Meeting. Further information about how to attend the Annual Meeting and vote your shares is included in the accompanying Proxy Statement. For instructions on how to vote your shares, please refer to the instructions on the Notice you received by postal mail, the section titled "Voting" beginning on page 1 of the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Voting - Your vote is very important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares in advance of the Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. Telephone and Internet voting are available. You may also vote by mail by requesting a paper copy of our proxy materials. For specific instructions on voting, please refer to the instructions in the Notice. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Adjournments and Postponements - Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

By Order of the Board of Directors,

/s/ Brian Baker

Brian Baker

President and Chief Executive Officer

DYNATRONICS CORPORATION

1200 Trapp Road

Eagan, Minnesota 55121

Telephone (801) 568-7000

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

December 5, 2024

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Dynatronics Corporation, a Utah corporation (sometimes referred to as the "Company," "we," "us," or "our"), for use at our 2024 Annual Meeting of Shareholders (the "Annual Meeting" or the "Meeting") at 8:00 a.m. Central Time on December 5, 2024. The Annual Meeting will be held at our corporate headquarters, located at 1200 Trapp Road, Eagan, Minnesota 55121.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

We have elected to provide access to the proxy materials for the Annual Meeting primarily over the Internet in accordance with the U.S. Securities and Exchange Commission's ("SEC") "Notice and Access" rules. On or about October 25, 2024, we will begin mailing a one-page Notice of Internet Availability of Proxy Materials (the "Notice") to each of our shareholders entitled to notice of and to vote at the Annual Meeting. The Notice contains instructions for accessing this Proxy Statement, our Annual Report on Form 10-K for our fiscal year ended June 30, 2024 ("Annual Report") and Annual Meeting voting instructions. The Notice also includes instructions on how you can receive a paper copy of your proxy materials by postal mail. This Proxy Statement and the Annual Report are available on the Internet at: www.proxyvote.com.

References in this Proxy Statement to fiscal years refer to our fiscal year ended June 30 of the referenced year. For example, "fiscal 2023" refers to the fiscal year ended June 30, 2023, "fiscal 2024" refers to the fiscal year ended June 30, 2024, and "fiscal 2025" refers to the fiscal year ending June 30, 2025.

Record Date and Shares Outstanding. The specific proposals to be considered and acted upon at the Annual Meeting are each described in this Proxy Statement. Only holders of our voting securities (common stock, Series A 8% Convertible Preferred Stock ("Series A Preferred"), or Series B Convertible Preferred Stock ("Series B Preferred")) as of the close of business on October 11, 2024 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 7,828,282 shares of common stock outstanding and entitled to vote at the Annual Meeting (including shares of Series A Preferred and Series B Preferred on an as-converted basis), held by 386 holders of record. The Series A Preferred and Series B Preferred are sometimes referred to in this Proxy Statement collectively as the "Voting Convertible Preferred Stock."

Quorum. In order for any business to be conducted at the Annual Meeting, the holders of a majority of the issued and outstanding shares of the applicable voting group entitled to vote (including, as applicable, the Voting Convertible Preferred Stock on an as-converted basis, as indicated above) as of the Record Date must be present, in person or by proxy, at the Annual Meeting. This is a "quorum." If a quorum is not present at the scheduled time of the Annual Meeting, the shareholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

  Shareholder List. A list of registered shareholders as of the close of business on the Record Date will be open for examination by any shareholder for a period of 10 days prior to the Annual Meeting for a purpose pertaining to the Annual Meeting at our corporate headquarters at 1200 Trapp Road, Eagan, Minnesota 55121.

Attendance at Annual Meeting. The Annual Meeting will be held at our corporate headquarters at 1200 Trapp Road, Eagan, Minnesota 55121, at 8:00 a.m., Central Time on December 5, 2024.

Voting. Shareholders may vote using one of the following four methods:

•

over the Internet - if you are a shareholder as of the Record Date, you may vote over the Internet by following the instructions provided in the Notice. which you are encouraged to do if you have access to the Internet;

•	by telephone - if you are a shareholder as of the Record Date, you may vote by telephone by following the instructions in the Notice;

•	by mail - if you requested printed copies of proxy materials and are a shareholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials; or

•	during the Annual Meeting - by attending the Annual Meeting and voting in person.

If you hold shares in street name, the organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. The shareholder of record will provide you with instructions on how to ensure your shares are voted according to your directions. Internet and telephone voting will be offered to shareholders owning shares through most brokerage firms and banks. Additionally, if you would like to vote in person at the Annual Meeting, contact the brokerage firm, bank or other nominee who holds your shares to obtain a proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy from your brokerage firm, bank or other nominee.

You may vote at the Annual Meeting if you owned shares of any of our common stock or Voting Convertible Preferred Stock as of the close of business on the Record Date. These shares vote as follows:

Common Stock. Holders of record of shares of common stock are entitled to one vote for each share of common stock owned by them as of the Record Date.

Voting Convertible Preferred Stock. Holders of record of shares of Voting Convertible Preferred Stock vote those shares on an as-converted to common stock basis, one vote for each share of common stock issuable upon an assumed conversion of the Voting Convertible Preferred Stock; provided, however, that the voting rights of some holders of the Voting Convertible Preferred Stock are subject to limitations referred to as a "Voting Cutback." The Voting Cutback limits the number of "as-if-converted common shares" that may be voted by such shareholder to the number of shares of common stock issuable upon conversion of the Voting Convertible Preferred Stock held by such holder that equals the quotient of (x) the aggregate purchase price paid by such holder of the Voting Convertible Preferred Stock for the shares of Voting Convertible Preferred Stock, divided by (y) the greater of (i) $2.50 and (ii) the market price of the common stock on the trading day immediately prior to the date of issuance of the holder's Voting Convertible Preferred Stock (in each case subject to proportionate adjustments to reflect applicable stock splits, stock dividends, combinations or other proportionate recapitalizations).

As of the Record Date, the total number of shares of common stock issued and outstanding (including as-converted Voting Convertible Preferred Stock) entitled to vote at the Annual Meeting is 7,828,282 shares (after taking into consideration the applicable Voting Cutback). This number includes 7,255,563 shares of common stock, 1,992,000 shares of Series A Preferred (representing 325,627 shares "as-converted" voting power after the applicable Voting Cutback), and 1,359,000 shares of Series B Preferred (representing 247,092 shares "as-converted" voting power after the applicable Voting Cutback).

Cumulative voting is not permitted, and shareholders are not entitled to appraisal or dissenters' rights with respect to any matter to be voted on at the Annual Meeting.

  Proposals and Required Vote for Approval. You will be voting on each of the following:

•       Proposal No. 1: Election of Directors. The election of three nominees to serve as directors on our Board for a one-year term of office, or until her or his successor is duly elected and qualified; and

•       Proposal No. 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm.

The required vote for each of these proposals is as follows:

Proposal No. 1: Election of Directors. The three director nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board until our 2025 annual meeting or shareholders, or until her or his successor is duly elected and qualified. The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted "FOR" the election of the nominees.

Proposal No. 2: Ratification of Appointment of our Independent Registered Public Accounting Firm. The affirmative "FOR" vote of a majority of the shares cast on this proposal at the Annual Meeting is required for the ratification of the selection of Tanner LLC ("Tanner") as our independent registered public accounting firm for our current fiscal year.

As of the date of this Proxy Statement, the Board knows of no other matters to be brought before the Annual Meeting.

Broker Non-Votes. Brokers are prohibited in connection with non-routine proposals from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"). In these circumstances, those shares will be counted for the purpose of determining if a quorum is present, but such shares will not be included in the vote totals and, therefore, will have no effect on any such non-routine proposals. Under the rules that govern brokers, brokers do not have discretionary authority to vote on the election of directors; however, brokers do have discretionary authority to vote on the ratification of our independent registered public accounting firm and the approval of the reverse stock split, and may choose to do so.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote.

As noted above, the three director nominees identified under Proposal No. 1 who receive the most votes at the Annual Meeting will be elected to serve on our Board until our 2025 annual meeting of shareholders, or until their respective successors are duly elected and qualified, thus broker non-votes will have no effect on the outcome of Proposal No. 1.

Under Utah law and our Amended and Restated Bylaws, each other matter will be determined by the vote of vote of a majority of the shares cast at the Annual Meeting. For these matters, any broker non-votes with respect to matters as to which brokers do not have discretionary authority will not be counted as votes in favor of such proposals, and will also not be counted as shares voting on such matters.

Proxies and Revocation of Proxies. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted by us "FOR" each of the nominees for director, and "FOR" ratification of the appointment of Tanner as our independent registered public accounting firm, according to the recommendation of the Board as indicated in the Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

How can I change or revoke my vote?

You may revoke a proxy given by you at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•     You may submit another properly completed proxy card with a later date.

•      You may grant a subsequent proxy by telephone or through the Internet.

•      You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1200 Trapp Road, Eagan, Minnesota 55121.

•      You may attend the Annual Meeting and vote during the Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What if my shares are registered in more than one person's name?

If you own shares that are registered in the name of more than one person, each person registered as a shareholder must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment.

If you receive more than one Notice, that is an indication that you have multiple accounts with brokers or with our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent, as applicable, to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Colonial Stock Transfer Company, Inc., by telephone at (801) 355-5740.

Solicitation. We will pay for the entire cost of soliciting proxies, including any costs associated with printing and mailing proxy materials for those shareholders who request to receive printed versions of them. In addition, directors, officers and employees of Dynatronics and its subsidiaries may solicit proxies by mail, personal interview, telephone, email or facsimile transmission without additional compensation. We may also solicit proxies through press releases and postings on our website at www.dynatronics.com. Arrangements will be made with brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of our voting stock not beneficially owned by them, for forwarding these proxy materials to, and obtaining proxies from, the beneficial owners of such stock entitled to vote at the Annual Meeting. We will reimburse these persons for their reasonable expenses incurred in performing these services. Except as described above, we do not presently intend to solicit proxies other than by the Internet, telephone, email and postal mail.

Voting Results. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Questions. You can contact our President and Chief Executive Officer, Brian Baker, by telephone, at (801) 727-1780 or by writing to Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121, Attn: President and Chief Executive Officer, with any questions about the proposals described in this Proxy Statement or how to execute your vote.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Under our governing documents, as amended, our Board may consist of a maximum of seven directors. Up to four of the directors (the "Common Directors") may be elected annually by the holders of our common stock voting as a group, including holders of the Voting Convertible Preferred Stock voting on an as-converted basis. Up to three directors, referred to as the "Preferred Directors," are elected and hold office at the pleasure of the holders of the Series A Preferred.

The Board currently consists of three Common Directors - Brian Baker, Andrew Hulett and Dr. Scott Ward, and two Preferred Directors - Erin S. Enright, who is also the Chairman of the Board, and David B. Holtz.

The nominees identified below have been selected and recommended by the Nominating and Governance Committee of the Board to serve as Common Directors for one-year terms until the 2025 annual meeting of shareholders and until their respective successors are elected or appointed, or until such director's earlier resignation, termination or death.

Vote required

Directors are elected by a plurality of the votes cast in person or by proxy, assuming a quorum is present. This means that the three director nominees receiving the highest number of "FOR" votes at the Annual Meeting (even if they receive less than a majority) will be elected to the Board. Since the nominees are running unopposed, a nominee only needs one vote to be elected if there is a quorum present at the Annual Meeting.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, "FOR" the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee that we may propose. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the election of directors.

Nominees for Director

Three directors are standing for election. Each nominee named below has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. Our policy is to encourage directors and nominees for director to attend the Annual Meeting.

The Board has determined that two of the nominees to be considered for election at the Annual Meeting, Mr. Klosterman and Dr. Ward, qualify as "independent" as defined by the rules and regulations of NASDAQ. The other nominee is our current President and Chief Executive Officer, Brian Baker. Because of applicable NASDAQ Rules, Mr. Baker is not considered independent.

Business Experience and Qualifications of Nominees

Brian Baker Director, President and Chief Executive Officer Age 58 Director Since 2023	Mr. Baker was appointed as Chief Executive Officer effective October 1, 2023 and as President in May 2023. Mr. Baker first joined the Company as President of Therapy Products in February 2018. He served as Chief Operating Officer from May 2019 until his promotion to Chief Executive Officer in August 2019. Mr. Baker held that position until July 2020, when he resigned due to health issues relating to the COVID-19 virus. Following his resignation as Chief Executive Officer, Mr. Baker continued as a member of the Board and a consultant to the Company until his appointment as Chief Operating Officer in January 2022. Prior to joining the Company, Mr. Baker was Vice President of Global Operations of Seaspine Holdings Corporation from July 2015 to January 2018, where he also worked as Vice President of Operations of the SeaSpine business within Integra LifeSciences Corporation from March 2015 to July 2015. From November 2013 until March 2015, he was an industry consultant advising on mergers and acquisitions and providing business process optimization services. He holds a B.A. degree in business from the University of Phoenix.

Andrew Hulett Director Age 51 Director since 2024 Independent Director	Mr. Hulett has been the principal of Common Sail Investment Group from 2004 to the present, the parent of Laurus Strategies, Empower HR and five other businesses. As principal and executive of Empower HR, an HR outsourcing services firm, he led business development and professionalizing the back office of emerging middle market businesses from 2011 through 2024, which included leading the sale of the business in 2022 and supporting transition activity with new ownership. Mr. Hulett co-founded Larus Strategies and was one of the firm's leading executives from 2004 to 2017. He led the sale of the business in 2014 and was retained to support transition activity through 2017. From 1999 to 2004, Mr. Hulett was Group Insurance Representative for Jefferson Pilot Financial, where he was recognized as sales representative of the year 5 times. Mr. Hulett attended University of Minnesota and is a graduate of Carlson School of Management. We believe that Mr. Hulett's extensive experience in business ownership and as a seasoned executive in business development qualify him to serve as a member of our Board.

R. Scott Ward, Ph.D. Director Age 68 Director since 2013 Independent Director	Dr. Ward serves as professor in the Department of Physical Therapy at the University of Utah. He is the past president of the American Physical Therapy Association, a position he held from 2006 to 2012. In addition, Dr. Ward served as chair of the rehabilitation committee of the American Burn Association. He has published extensive research studies related to wound care and burn rehabilitation. Dr. Ward received a B.A. degree in Physical Therapy and a Ph.D. degree in Physiology from the University of Utah. We selected Dr. Ward to serve as a member of our Board based on his prominence in his field, and his extensive experience and expertise in physical therapy.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE THREE
NOMINEES NAMED ABOVE.

INFORMATION REGARDING THE BOARD

General Information

Members of the Board elected at the Annual Meeting serve until our next annual meeting of shareholders and until their successors are elected and qualified, or their earlier resignation or removal. Currently, two members of the Board are Preferred Directors appointed under the provisions of the Certificate of Designations, Preferences and Rights of the Series A Preferred (the "Series A Certificate of Designations") as discussed in the following section of this Proxy Statement.

Preferred Directors

Under our governing documents, as amended, the Board can include up to a maximum of seven members. The Series A Certificate of Designations grants to the holders of the Series A Preferred certain rights, referred to as "Director Rights," to appoint up to three members of the Board - the Preferred Directors - for as long as the original Series A Preferred investors own or would directly or indirectly beneficially own at least 28.6% of our common stock (the "Threshold Ownership Percentage"). This period of ownership is known as the "Director Rights Period". Excluded from the calculation of the Threshold Ownership Percentage are any shares of common stock issuable upon the exercise of the warrants held by these investors. Under the terms of the Series A Certificate of Designations, the number of Preferred Directors the Series A Preferred investors are entitled to appoint will be reduced pro rata with any reduction in ownership by the preferred investors below the Threshold Ownership Percentage, so that the number of Preferred Directors is approximately proportionate to the preferred investors' direct or indirect ownership of our common stock. By agreement among the Series A Preferred shareholders and Dynatronics, the Director Rights may be exercised at the discretion of certain affiliates of Prettybrook Partners, LLC, a private investment firm (with its affiliates, collectively referred to as "Prettybrook") for as long as Prettybrook owns at least 50% of the outstanding Series A Preferred.

Common stock has no voting, nomination, election or other rights with respect to the Preferred Directors. Each Preferred Director serves as a member of the Board during the Director Rights Period or until his or her successor is appointed by the holders of the Series A Preferred (or Prettybrook, exercising such rights, as discussed above) during the Director Rights Period.

The current Preferred Directors are Erin S. Enright, who is also the Chairman of the Board, and David B. Holtz. Their business experience and other qualifications are as follows:

Erin S. Enright. Ms. Enright, 63, currently serves as a Managing Member of Prettybrook Partners LLC, a family office dedicated to investing in healthcare companies. Prettybrook has approximately 20 active investments in a variety of companies, typically as a co-investor with institutional private equity. In addition to her service as Chairman, Ms. Enright is Chairman of the Nominating and Governance Committee and Compensation Committee and a member of the Audit Committee. She is a member of the Board of Directors of Medical Facilities Corporation (TSX: DR), and a member of the Board of Directors and Chair of the Audit Committee of Keystone Dental, Inc., a private company controlled by the private equity firm Accelmed. Previously, she was on the Board of Directors and Chair of the Audit Committee of Amarin Corporation, plc (NASDAQ: AMRN) from 2022-23, on the Board of Directors and Chair of the Audit Committee of Brooklyn ImmunoTherapeutics, Inc. (NASDAQ: BTX) during 2022, and on the Board of Directors and Audit Committee of Biolase, Inc. (NASDAQ: BIOL) during 2013. She was a also member of the Board of Directors of Tigerlabs, a Princeton-based business accelerator, from 2012 to 2018, and from 2010 to 2015 served on the Board of Directors of Ceelite Technologies, LLC. She was the President of Lee Medical, a medical device manufacturer based in Plainsboro, New Jersey, from 2004-2013. She was Chief Financial Officer of InfuSystem, Inc. (NASDAQ: INFU) from 2005 to 2007. From 1993 to 2003, Ms. Enright was with Citigroup, where she was a Managing Director in its Equity Capital Markets group. While at Citigroup, Ms. Enright was Chairperson of the firm's Institutional Investors Committee, responsible for screening and approving the firm's participation in equity underwritings and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm's underwritings. From 1989 until 1993, Ms. Enright was an attorney with Wachtell, Lipton, Rosen & Katz in the firm's New York office. Ms. Enright received her A.B. degree from the School of Public and International Affairs at Princeton University and J.D. degree from the University of Chicago Law School. We believe that Ms. Enright's extensive experience in various capacities within our industry and her legal background qualify her to serve as a member of our Board.

David B. Holtz. Mr. Holtz, 58, has been a principal of Provco Group Ltd. ("Provco") since 2012. Provco became a preferred shareholder of Dynatronics in 2015. He serves as part of Provco's executive management group responsible for managing investment portfolios and the accounting function. From 2011 to 2012, Mr. Holtz was executive manager of Grey Street Holdings, a property investment holding company. From 2008 to 2010, he served as Chief Financial Officer and then Interim President of Nucryst Pharmaceuticals Corp. From 1993 to 2006, Mr. Holtz worked at Integra LifeSciences in various capacities including Vice President, Finance and Treasurer, and Senior Vice President, Finance and Treasurer. Before joining Integra, Mr. Holtz was an associate with Coopers & Lybrand, L.L.P. in Philadelphia and Cono Leasing Corporation, a private leasing company. He received a B.S. degree in Business Administration from Susquehanna University and was a certified public accountant in Pennsylvania until 1998. We believe Mr. Holtz's extensive financial experience and background qualify him to serve as a member of our Board.

In addition to the Director Rights, the holders of the Series A Preferred have the right to appoint one observer (who is not a Preferred Director) who may attend any meetings of the Board and participate in discussions among the Board members, but who does not have any voting rights on any matters. So long as Prettybrook owns at least 50% of the outstanding Series A Preferred, Prettybrook has the right to choose this observer. Prettybrook has appointed Stuart M. Essig as the observer to the Board. Mr. Essig is a significant shareholder of Dynatronics and is the husband of Ms. Enright, Chairman of our Board. Mr. Essig and Ms. Enright are managers of Prettybrook.

Family Relationships

There are no family relationships among the members of the Board and our executive officers.

Director Attendance at the Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our shareholders may desire to share with the Board and with us. As a result, directors are encouraged to attend the Annual Meeting if their schedules permit. All our directors attended the 2023 annual meeting of shareholders, either in person or via video conference. We reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing our management. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors' continued performance by paying compensation commensurate with our directors' workload. Our non-employee directors are compensated based upon their respective levels of board participation and responsibilities, including service on Board committees. Our employee directors receive no separate or additional compensation for their service as directors.

Our director compensation is reviewed by the Compensation Committee, which makes recommendations to the Board on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation. Our Board is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. Our non-employee directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and committee meetings.

In fiscal year 2024, we authorized payment to our non-employee directors of an annual equity retainer of 4,000 shares of common stock under our 2020 Equity Incentive Plan (the "2020 Plan") (2,000 to be awarded on January 1 and 2,000 on July 1 of each fiscal year based on service). The following table summarizes the total compensation paid to the non-employee and independent directors during the fiscal year ended June 30, 2024.

Director Compensation Table - Fiscal 2024

Name (a)	Fees Earned or Paid in Cash ($) (b) (1)	Stock Awards ($) (c) (1)	All other Compensation ($) (g)	Total($) (h)
Erin S. Enright	$0	$2,620	$0	$2,620
David B. Holtz	$0	$2,620	$0	$2,620
Scott A. Klosterman (2)	$0	$2,620	$0	$2,620
Brian M. Larkin (3)	$0	$2,620	$0	$2,620
R. Scott Ward, Ph.D.	$0	$2,620	$0	$2,620
Andrew Hulett (4)	$0	$0	$0	$0

_________________

(1) Columns (d) through (f) are omitted from this table as no items of compensation referenced in those columns were paid to the directors during the period covered by the table.

(2) Mr. Klosterman resigned as a director effective as of January 12, 2024.

(3) Mr. Larkin resigned as a director effective as of September 23, 2024.

(4) Mr. Hulett was appointed as a director effective as of January 12, 2024 to fill the vacancy created by Mr. Klosterman's resignation.

The table below provides information regarding the equity awards we granted to our non-employee directors during our fiscal year ended June 30, 2024.

	July 1, 2023	January 1, 2024	Total
Ms. Enright	$1,500	$1,120	$2,620
Mr. Holtz	$1,500	$1,120	$2,620
Mr. Larkin (1)	$1,500	$1,120	$2,620
Mr. Klosterman (2)	$1,500	$1,120	$2,620
Dr. Ward	$1,500	$1,120	$2,620
Mr. Hulett (3)	$0	$0	$0
Grant date stock price	$0.75	$0.56
Aggregate share value	$7,500	$5,600	$13,100

(1) Mr. Larkin resigned as a director effective as of September 23, 2024.

(2) Mr. Klosterman resigned as a director effective as of January 12, 2024.

(3) Mr. Hulett was appointed as a director effective as of January 12, 2024 to fill the vacancy created by Mr. Klosterman's resignation.

CORPORATE GOVERNANCE

Independence of the Board

The Board has determined that a majority of the members of the Board should consist of "independent directors," determined in accordance with applicable NASDAQ Rules as in effect from time to time. Members of the Board who are also our employees are not considered to be independent for this purpose. Our Board determines the independence of our directors by applying the rules, regulations and listing standards of NASDAQ and the rules and regulations of the SEC. The NASDAQ Rules provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify certain relationships that preclude a determination of director independence, including certain business, professional and personal relationships. Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director's immediate family is, or in the past three fiscal years has been, an executive officer of ours; (c) the director or a member of the director's immediate family has received more than $200,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company's consolidated gross revenues.

Our Board annually reviews the independence of our directors according to these standards, taking into account all relevant facts and circumstances. In its most recent review of information collected from our directors, the Board determined that the non-employee members of our Board are "independent directors" under the applicable NASDAQ standards and the SEC's rules. The Board has determined that Ms. Enright, Mr. Hulett, Mr. Holtz and Dr. Ward are independent and that these independent directors have no relationship with us that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

The Board has also determined that all members of the Compensation Committee are independent and meet the additional independence criteria required under NASDAQ Rule 5605(a)(2), and that each member of the Audit Committee: (i) is independent, (ii) meets the financial literacy requirements of the NASDAQ Rules, and (iii) meets the enhanced independence standards under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). In connection with its determination regarding the independence of our directors, the Board found that none of the nominees for director had a material or other disqualifying relationship with us.

Board Leadership Structure

In February 2018, our Board determined to separate the role of Chairman of the Board from the role of Chief Executive Officer, and appointed Erin Enright as Chairman. The Board believes that separating these roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board's oversight role, while facilitating strong day-to-day leadership.

In making the decision to separate the roles of Chief Executive Officer and Chairman of the Board, the Board cited the demands of and differences between each role. The Chief Executive Officer is responsible for setting our strategic direction, with guidance from the Board. The Chairman of the Board is responsible for leadership and for the over-all performance of Dynatronics pursuant to the policies of the Board, while providing guidance to the Chief Executive Officer, and setting the agenda for Board meetings, and presiding over meetings of the Board.

Ms. Enright brings considerable skills and experience to the role of Chairman. In this capacity, she has significant responsibilities, including those described above, as well as calling and presiding over Board meetings, including meetings of the independent directors, setting meeting agendas and determining materials to be distributed to the Board. As Chairman, she has substantial ability to shape the work of the Board. We believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increases management accountability and improves the ability of the Board to monitor whether management's actions are in our best interests and those of our shareholders. As a result, we believe that having an independent chairman and a separate chief executive can enhance the effectiveness of the Board as a whole. The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our Chairman, provide balance on the Board and promote strong, independent oversight of our management and affairs.

Role of the Board in Risk Oversight

The Board has an active role, both as a whole and at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee's charter mandates that the committee review and discuss with management and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is informed regularly through committee reports about such risks.

Communications with the Board

The Board desires that the Board and its committees and individual directors hear the views of shareholders and that appropriate responses are provided to shareholders on a timely basis. Shareholders wishing to formally communicate with the Board, the independent directors as a group or any individual director may send communications directly to Dynatronics Corporation, Board of Directors, Attn: Corporate Secretary, 1200 Trapp Road, Eagan, Minnesota 55121. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director to whom the communication was addressed.

Please note that the foregoing communication procedure does not apply to: (1) shareholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals; (2) service of process or any other notice in a legal proceeding; (3) advertisements, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board; (4) items solely related to complaints with respect to ordinary course of business, customer service and satisfaction issues; or (5) material clearly unrelated to our business, industry, management, Board, or related committee matters.

Meetings of the Board

Our Board met 5 times during fiscal year 2024. Our Audit Committee met 4 times. Our Compensation Committee met 2 times. Our Nominating and Governance Committee met 1 time. Each director serving during our fiscal year ended June 30, 2024 attended at least 75% of the aggregate of the total number of the meetings of the Board and the total number of meetings held by all committees of the Board upon which such director served that were held during the fiscal year.

Executive Sessions

The Board holds regular executive sessions of the non-employee directors without the presence of management. In fiscal 2024, 10 executive sessions were convened at which only independent directors were present.

Information Regarding Committees of the Board

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee and adopted a written charter for each committee, copies of which are available to shareholders on the Investors section of our website at https://investors.dynatronics.com/governance-documents.

The following table provides membership information for fiscal year 2024 for each of these committees of the Board:

Name	Audit	Compensation	Nominating and Governance
Erin S. Enright (1)	X	*	*
David B. Holtz	*		X
Scott A. Klosterman (2)	X	*	X
Brian M. Larkin (3)		X	X
R. Scott Ward, Ph.D.		X
Andrew Hulett (4)	X	X	X

*Committee Chair

(1) Ms. Enright was appointed the chair of the Compensation Committee upon the resignation of Mr. Klosterman as a director effective as of January 12, 2024.

(2) Mr. Klosterman resigned as a director effective as of January 12, 2024.

(3) Mr. Larkin resigned as a director effective as of September 23, 2024.

(4) Mr. Hulett was appointed as a director effective as of January 12, 2024 to fill the vacancy created by Mr. Klosterman's resignation.

Below is a description of the Board committees. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee was established in accordance with requirements of Section 3(a)(58)(A) of the Exchange Act, and is comprised of the following independent directors: David B. Holtz (Chair), Erin S. Enright, and Andrew Hulett. Our Board believes that each of the committee members is an independent director as defined in the NASDAQ Rules. The Board has also determined that the members of the Audit Committee qualify as "audit committee financial experts" ("Audit Committee Financial Experts") as defined by applicable SEC's rules. The SEC rules define an Audit Committee Financial Expert as a person who has all of the following attributes:

•      Understanding of accounting principles generally accepted in the United States of America, or GAAP, and financial statements.

•      Ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves.

•      Experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities.

•      Understanding of internal control over financial reporting.

•      Understanding of audit committee functions.

The Audit Committee is concerned primarily with the integrity of our financial statements, the selection, independence, qualifications and performance of our independent registered public accounting firm, and our compliance with legal requirements. The Audit Committee charter reflects the standards and requirements adopted by the SEC, OTCQB and NASDAQ (as applicable).

Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation, as well as evaluating the performance, of our principal executive officer and other executive officers, and advising and assisting management in developing our overall compensation strategy to assure that it promotes shareholder interests, supports our strategic and tactical objectives, and provides for appropriate rewards and incentives for our management and employees. Each member of the Compensation Committee is an "independent director" as defined by the federal securities laws and under applicable NASDAQ Rules.

The Compensation Committee is empowered to advise management and make recommendations to the Board with respect to the compensation and other employment benefits of our executive officers and key employees. In exercising its responsibilities, the Compensation Committee establishes and monitors policies governing the compensation of executive officers, reviews the performance of and determines salaries and incentive compensation for executive officers, and approves option or other equity-based awards to those individuals. Additionally, the Compensation Committee administers our stock plans.

The Compensation Committee meets as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving. Neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant during fiscal year 2024. As of the date of this Proxy Statement, the following independent directors are members of the Compensation Committee: Erin S. Enright (Chair), Andrew Hulett, and R. Scott Ward.

The charter of the Compensation Committee grants the committee full access to all our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation ofexecutive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning our corporate governance policies, and for recommending to the full Board candidates and nominees for election to the Board. As of the date of this proxy statement, the committee is comprised of the following directors: Erin S. Enright (Chair), David B. Holtz, and Andrew Hulett. Each member of this committee is an independent director under applicable NASDAQ Rules.

Nominees to the Board should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nominating and Governance Committee encourages selection of directors who will contribute to our corporate governance, including: responsibility to its shareholders, technology leadership, effective execution, high customer satisfaction and superior employee working environment.

The Nominating and Governance Committee, from time to time, reviews the appropriate skills and characteristics required of Board members, including factors that it seeks in Board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors. In evaluating potential director candidates, the Nominating and Governance Committee considers these factors in light of the specific needs of the Board at that time. The brief biographical information for each nominee set forth in the section under the heading "Business Experience and Qualifications of Nominees" on page 5 above, includes the primary individual experience, qualifications, attributes and skills of each of our directors nominated for election at this Annual Meeting that led the Nominating and Governance Committee to conclude that each nominee should serve as a member of the Board.

Shareholders may recommend a director nominee to the Nominating and Governance Committee. In recommending candidates for election to the Board, the committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. The Nominating and Governance Committee may, but is not required to, engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.  Shareholders who wish to make such a recommendation may do so by sending a written notice to our Corporate Secretary, as described under the heading "Shareholder Proposals for 2025 Annual Meeting of Shareholders" below.

Code of Ethics

We have adopted a Code of Business Ethics that applies to all officers, directors and employees. The Code of Business Ethics is available on the Investors section of our website at https://irdirect.net/DYNT/corporate_governance. If we make any substantive amendments to the Code of Business Ethics or grant any waiver from a provision of our Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Clawback Policy

The Board has adopted a clawback policy that is intended to be compliant with the requirements of the SEC and requires recoupment by the Company of excess cash and equity incentive compensation earned by current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act, and such other employees who may from time to time be deemed subject to the policy by the Board. In the event of an accounting restatement by the Company, which results from material non-compliance with financial reporting requirements under the federal securities laws, the Board or the Compensation Committee is required to, among other things, recoup any excess incentive compensation paid to an executive that was based upon the achievement of financial results that were subsequently restated. The 2020 Plan provides that awards made thereunder are subject to the Company's clawback policies.

Prohibition against Pledging Dynatronics Securities and Hedging Transactions

Consistent with our Insider Trading Policy, we prohibit our executive officers and members of the Board from pledging our common stock or other securities and engaging in hedging or monetization transactions or similar arrangements with respect to our securities that could be used to hedge or offset any decrease in the value of our securities. Our policies also specifically prohibit our executive officers and non-employee directors from engaging in short sales of our stock, or holding our securities in any margin account for investment purposes or otherwise using our securities as collateral for a loan.

Corporate Governance Guidelines

The Board has not adopted formal written corporate governance guidelines. Given the experience and qualifications our directors contribute to the Board's activities, we have implemented a number of practices designed to encourage effective corporate governance. These practices include:

•     the requirement that at least a majority of the directors meet standards of independence established by the Board and applicable NASDAQ rules;

•     holding regular executive sessions of the independent members of the Board;

•    holding committee meetings which include individual sessions with representatives of our independent registered public accounting firm, as well as with our Chief Financial Officer and our Chief Executive Officer; and

•     completion of "360" performance evaluations of each director by the other members of the Board.

The Board is actively involved in the oversight and management of the material risks that could affect us. The Board carries out its risk oversight and management responsibilities by monitoring risk directly as a full board and, where appropriate, through its committees. Effective risk oversight is a priority of the Board. These duties are accomplished through the effective use of Board committees that function under written charters adopted by the Board.

Board Diversity Matrix

The Company is committed to diversity and inclusion, and believes it is important that the Board is composed of individuals representing the diversity of the communities and customers we serve. The Nominating and Governance Committee seeks director nominees with a diverse range of experience, skills, knowledge and backgrounds. The Board Diversity Matrix set forth below reports self-identified diversity statistics for the current Board as of the date of this proxy statement.

Board Diversity Matrix (As of October 11, 2024)

Board Size:
Total Number of Directors 5

Gender:	Female	Male	Non- Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	1	4
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Demographic Background Undisclosed	-	-	-	-

Audit Committee Report for Fiscal 2024

The following is the report of the Audit Committee with respect to the audited consolidated financial statements for the fiscal year ended June 30, 2024 included in the Company's Annual Report on Form 10-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness. Our independent registered public accounting firm, Tanner, is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles ("GAAP") and the effectiveness of our internal control over financial reporting. The role and responsibility of the Audit Committee is to monitor and oversee these financial processes on behalf of the Board.

The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants' examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs. The members of the Audit Committee are not our employees and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Audit Committee's oversight role, the Audit Committee necessarily must rely on management's representations that it has maintained appropriate accounting and financial reporting principles and policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations, and that our financial statements have been prepared with integrity and objectivity and in conformity with GAAP, and on the representations of our independent registered public accounting firm included in its reports on our financial statements.

The Audit Committee currently consists of three directors, all of whom qualify as "independent" and meet the financial literacy and other requirements under applicable listing standards and SEC rules regarding audit committee membership: David B Holtz, Erin S. Enright, and Andrew Hulett.

In this context, the Audit Committee hereby reports as follows:

(1) The Audit Committee has reviewed and discussed our consolidated audited financial statements with our management.

(2) The Audit Committee has discussed with Tanner the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

(3) The Audit Committee has received the written disclosures and the letter from Tanner required by the applicable requirements of the PCAOB regarding Tanner's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Tanner its independence.

(4) Based on the review and discussions referred to above in (1) through (3), the Audit Committee recommended to the Company's Board, and the Board approved, that the consolidated audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2024 for filing with the SEC.

Respectfully Submitted by:

MEMBERS OF THE AUDIT COMMITTEE

David B. Holtz, Chair

Erin S. Enright

Andrew Hulett

Dated: September 12, 2024

The information contained in the above report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF TANNER LLC AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025

General

At the Annual Meeting, you will be asked to ratify the appointment of Tanner as our independent registered public accounting firm for the fiscal year ending June 30, 2025. Representatives of Tanner are expected to be present at the Annual Meeting, and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions. Tanner has served as our independent registered public accounting firm since 2016.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for ratification of our independent registered public accounting firm.  Abstentions will be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast either "FOR" or "AGAINST" the proposal and will therefore have no effect on the outcome of the vote.

Neither our Bylaws nor other governing documents or law requires shareholder ratification of the selection of Tanner as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Tanner to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the shareholders ratify the selection, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and in the best interests of our shareholders.

Independence

Tanner has advised us that it has no direct or indirect financial interest in us or in any of our subsidiaries and that during fiscal year 2024, it had no connection with us or any of our subsidiaries, other than as our independent registered public accounting firm or in connection with certain other services, as described below.

Principal Accountant Fees and Services

During fiscal year 2024, we entered into an engagement agreement with Tanner, which sets forth the terms by which Tanner agreed to perform audit services for us. Those services consisted of the audit of our annual consolidated financial statements and review of the quarterly financial statements.

During fiscal year 2024, Tanner performed services consisting of the audit of our annual consolidated financial statements and review of the quarterly financial statements.

Tanner did not perform any financial information systems design and implementation services for us or our subsidiaries in fiscal years 2024 or 2023.

The following table summarizes the fees paid by us to Tanner during fiscal years 2024 and 2023.

Type of Service and Fee	2024	2023
Audit Fees (1)	$177,500	$239,100
Audit Related Fees (2)		$25,800
Tax Fees
All Other Fees	$1,110	$1,791
Total Fees	$178,610	$266,691

(1) Audit fees represent fees for professional services provided in connection with the audit of our financial statements and internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

(2) Audit-related fees primarily included fees related to accounting consultation and attestation services.

Pre-approval Policies and Procedures

The Audit Committee has established a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of the independent registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and our management are required to periodically report to the Audit Committee regarding the extent of services provided in accordance with this pre-approval, and the fees for the services performed to date.

The Audit Committee has determined that the rendering of services other than audit services by Tanner is compatible with maintaining the principal accountant's independence.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 RATIFYING THE SELECTION OF
TANNER AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR
ENDING JUNE 30, 2025.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Brian Baker (1)	58	President, Chief Executive Officer, and Director
Gabe Ellwein (2)	46	Chief Financial Officer

(1) Mr. Baker was appointed as our President effective May 18, 2023 and Chief Executive Officer effective October 1, 2023.

(2) Mr. Ellwein was appointed as our Chief Financial Officer effective October 30, 2023.

Brian D. Baker. Mr. Baker is a nominee for director at the Annual Meeting. His personal information is detailed above on page 5 of this Proxy Statement.

Gabe Ellwein. Mr. Ellwein currently serves as our Chief Financial Officer, a position he has held since October 2023.  Prior to joining the Company, Mr. Ellwein served as Senior Vice President of Finance for Element Electronics from 2019 to 2023.  Prior to his role with Element Electronics, Mr. Ellwein held various leadership roles in the finance, supply chain, and sales operations functions at Bluestem Brands (2012-2019), Best Buy (2006-2012), Target Corporation (2005), and Clifton Larson Allen (2001-2004). Mr. Ellwein holds a B.A. in Economics from Carleton College and an M.B.A. from the Carlson School of Management at the University of Minnesota.

Our Compensation Objectives

The Compensation Committee operates under a written charter that establishes its responsibilities. The Compensation Committee reviews the charter annually to ensure that its scope is consistent with the Compensation Committee's expected role and meets regulatory requirements. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our executive compensation program. The charter gives the Compensation Committee the sole responsibility for determining the compensation of the Chief Executive Officer based on the Committee's evaluation of his performance. The charter also authorizes the committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Decisions regarding other executives are made by the Compensation Committee considering recommendations from the Chief Executive Officer and with input from other executive officers and management. Decisions by the Compensation Committee with respect to compensation of the Chief Executive Officer are ratified by the non-executive members of the Board.

The compensation of our executive officers includes base salary and equity components. The ultimate goal of our compensation philosophy is to create long-term shareholder value by rewarding performance that furthers our strategic goals and growth. At the same time, the Compensation Committee seeks to maintain an executive compensation program that is competitive with comparably-sized organizations within our industry.

We do not target a specific pay mix; however, each Named Executive Officer has a significant percentage of their bonus determined by performance goals established by the Compensation Committee. Each executive's compensation opportunity is designed to provide pay below targeted pay levels if annual and/or long-term performance goals are not achieved. The compensation program is designed to provide pay at or above targeted pay levels if performance meets or exceeds goals. The Company provides a competitive base salary and benefits with limited equity awards. There is not an expectation of future equity awards for our executives, beyond the Chief Executive Officer.

The following table summarizes information concerning the compensation paid to our Named Executive Officers for the last two fiscal years (columns (g) and (h) have been intentionally omitted):

2024 Summary Compensation Table

The following table shows information regarding the compensation of our Named Executive Officers for services performed in the fiscal years ended June 30, 2024 and 2023.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock awards ($) (e)	Option awards ($) (f)	All other compensation ($) (i) (1,4)	Total
Brian D. Baker	2024	$211,750	$-	$3,313	$-	$11,557	$226,619
President and Chief Executive Officer (2)	2023	$248,582	$11,290	$9,284	$-	$13,123	$282,279
Gabe Ellwein	2024	$158,654	$-	$-	$-	$10,586	$169,240
Chief Financial Officer (3)	2023	$-	$-	$-	$-	$-	$-
John A. Krier	2024	$66,462	$-	$8,623	$-	$37,065	$112,150
Former Chief Executive and Financial Officer (4)	2023	$275,577	$46,383	$46,383	$-	$18,480	$386,823

__________________

(1) Except as otherwise set forth below, "All other compensation" includes employer contributions to the 401K, medical, dental, and life insurance benefits.

(2) Mr. Baker has been our President since May 2023, Chief Executive Officer since October 1, 2023 and was our Chief Operating Officer through October 1, 2023.

(3) Mr. Ellwein has been our Chief Financial Officer since October 30, 2023.

(4) Mr. Krier was our President through May 2023, our Chief Executive Officer through October 1, 2023 and our Chief Financial Officer through October 30, 2023. From October 1, 2023 through December 31, 2023 Mr. Krier was compensated as a consultant in the amount of $32,500 and is included in "All Other Compensation".

Outstanding Equity Awards at June 30, 2024

The following table presents information regarding outstanding equity awards held by each of the Named Executive Officers as of June 30, 2024.

	Option awards	Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Brian D. Baker	18,000	-	$6.95 to 13.50	2/26/2026 to 8/25/2027	-	-
Gabe Ellwein	-	-	-	-	-	-

Employment Agreements

Brian D. Baker. On October 1, 2023, the Company and Mr. Baker entered into an Employment Agreement effective as of October 1, 2023 (the "Baker Employment Agreement").  Pursuant to the Baker Employment Agreement, the Company will pay Mr. Baker an annual base salary of $212,000 per year and he will be eligible for an annual equity award of restricted stock units, or RSUs, valued at $75,000, with such grants vesting fifty percent (50%) on the date of grant and fifty percent (50%) on the first anniversary of the date of grant, subject to applicable terms and conditions determined by the Compensation Committee of the Board (the "Compensation Committee"). Additionally, the Baker Employment Agreement provided that at the next regularly scheduled meeting of the Compensation Committee following Mr. Baker's appointment date, the Compensation Committee would consider a grant (the "Initial Awards") to Mr. Baker of (i) 50,000 RSUs, which, upon vesting, would entitle Mr. Baker to a number of shares of common stock equal to the number of RSUs that have vested, and (ii) a stock option for the purchase of 15,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant.  If granted, such Initial Awards would vest in four equal annual installments commencing on the first anniversary of the grant date.  All equity grants awarded to Mr. Baker in accordance with the terms of the Baker Employment Agreement will be subject to the terms and conditions of the Company's applicable equity incentive plans. Any incentive-based or other compensation paid to Mr. Baker under the Baker Employment Agreement or any other agreement or arrangement with the Company will be subject to deductions and clawbacks to the extent required to be made under applicable laws and/or stock exchange listing requirements (whether currently in existence or later adopted) or any policy established by the Company pursuant to such laws or listing requirements.  Under the Baker Employment Agreement, Mr. Baker is eligible to participate in the employee benefit plans and programs generally available to the Company's senior executives and entitled to the fringe benefits and perquisites that may be made available from time to time to other top executives of the Company at the discretion of the Compensation Committee, in accordance with and subject to the terms and conditions of such plans and programs.

Mr. Baker is also subject to a non-solicitation, non-competition and confidentiality agreement with post-termination restrictive covenants. The Company has also entered into an indemnification agreement with Mr. Baker on the same terms as it has with its other directors and executive officers.

Gabe Ellwein. On October 27, 2023, the Company and Mr. Ellwein entered into an Employment Agreement effective as of October 30, 2023 (the "Ellwein Employment Agreement").  Pursuant to the Ellwein Employment Agreement, the Company will pay Mr. Ellwein an annual base salary of $250,000 per year, and Mr. Ellwein is eligible to participate in the employee benefit plans and programs generally available to the Company's senior executives and entitled to the fringe benefits and perquisites that may be made available from time to time to other top executives of the Company at the discretion of the Compensation Committee, in accordance with and subject to the terms and conditions of such plans and programs.  The Ellwein Employment Agreement also provides that any incentive-based or other compensation paid to Mr. Ellwein pursuant to the Ellwein Employment Agreement or any other agreement or arrangement with the Company will be subject to deductions and clawbacks to the extent required to be made under applicable laws and/or stock exchange listing requirements (whether currently in existence or later adopted) or any policy established by the Company pursuant to such laws or listing requirements.  On June 7, 2024, the Company and Mr. Ellwein agreed that Mr. Ellwein's annual base salary would be adjusted to $200,000 per year, effective as of July 1, 2024.

Mr. Ellwein is also subject to a non-solicitation, non-competition and confidentiality agreement with post-termination restrictive covenants. The Company has also entered into an indemnification agreement with Mr. Ellwein on the same terms as it has with its other directors and executive officers.

Payments upon Termination or Change of Control

The Baker Employment Agreement continues until terminated by the Company or by Mr. Baker in accordance with its terms. If the Company terminates Mr. Baker's employment during the first 12 months without cause as defined under the Baker Employment Agreement, the Company must pay Mr. Baker an amount equal to ninety (90) days' base salary. In addition, in such event and to the extent applicable, one-half of the Initial Awards granted to him as contemplated above will automatically vest, subject to his execution of a release of all claims against the Company.

On March 20, 2024, the Company entered into a Change in Control Agreement with Mr. Baker, pursuant to which, if a Change in Control (as defined in the Change in Control Agreement) occurs during the term of Mr. Baker's employment with the Company, Mr. Baker will receive a lump-sum cash payment in an amount equal to two and one-half times (2.5x) his then current base salary within 10 business days following the occurrence of the Change in Control.  Under the Change in Control Agreement, Mr. Baker is not entitled to an excise tax gross-up payment with respect to Section 280G of the Internal Revenue Code of 1986 ("Section 280G"). Instead, the Change in Control Agreement provides for a "best net" approach, whereby applicable benefit payments are limited to the threshold amount under Section 280G if it would be more favorable to Mr. Baker on a net after-tax basis than receiving the full benefit payments and paying the excise taxes. The term of the Change in Control Agreement commenced March 20, 2024 and will continue in effect until the earlier of (a) March 20, 2025, (b) the Company's (or its successor's) satisfaction of all of its obligations under the Change in Control Agreement, and (c) mutual termination of the Change in Control Agreement by the Company and Mr. Baker.

Retirement Benefits

We do not provide pension arrangements or post-retirement health coverage for executive officers or employees. Our executive officers and other eligible employees may participate in one of our 401(k) defined contribution plans depending on the location of their employment. In fiscal year 2024, we maintained two separate 401(k) plans for our employees: (1) the Dynatronics Corporation Plan (the "Dynatronics Plan") covers its Bird & Cronin, LLC and Dynatronics Corporation employees; and (2) the Hausmann Enterprises, LLC Plan (the "Hausmann Plan") covers employees at our New Jersey location.

Dynatronics Plan. Under the Dynatronics Plan, employees who are 21 years of age or older are eligible to participate on the first day of the month following their hire date. Eligible employees may contribute to the Dynatronics Plan in the form of salary deferrals of up to $23,000, the maximum allowable for calendar year 2024. Eligible employees who are over 50 years old may contribute an additional $7,500 in catchup contributions during calendar year 2024. We match employee contributions at 50% of the first 6% of employee compensation, up to a maximum of $3,000 per employee per year. Participants in the Dynatronics Plan are fully vested in their salary deferral contributions, and employer matching contributions vest 25% after year one, 25% each year thereafter (100% vested after four years).

Hausmann Plan. Under the Hausmann Plan, employees who are 21 years of age or older are eligible to participate on the first day of the month following their hire date. Eligible employees may contribute to the Hausmann Plan in the form of salary deferrals of up to $23,000, the maximum allowable for calendar year 2024. Eligible employees who are over 50 years old may contribute an additional $7,500 in catchup contributions during calendar year 2024. We match employee contributions at 50% of the first 6% of employee compensation, up to a maximum of $3,000 per employee per year. Participants in the Hausmann Plan are fully vested in their salary deferral contributions, and employer matching contributions vest 25% after year one, 25% each year thereafter (100% vested after four years).

Pay versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding "compensation actually paid", as defined in Item 402(v). In accordance with SEC rules, the "compensation actually paid" amounts shown in the table below for each applicable year reflect certain adjustments to the values reported in the Summary of Compensation Table as described in the footnotes to the following table.

In accordance with the SEC rules for smaller reporting companies, only three years of information is required under Item 402(v) of Regulation S-K.

(a)	(b)		(c)		(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for PEO[1]		Compensation Actually Paid to PEO[2]		Average Summary Compensation Table Total for Non-PEO Named Executive Officers[3]	Average Compensation Actually Paid to Non-PEO Named Executive Officers[4]	Value of Initial Fixed $100 Investment Based on Total Shareholder Return[5]	Net Income[6]
	($) - Baker	($) - Krier	($) - Baker	($) - Krier	($)	($)	($)	($) (in thousands)
2024	$226,619	$112,150	$226,619	$112,150	$169,240	$169,240	$4.42	($2,698)
2023	$-	$386,823	$-	$386,823	$152,678	$152,678	$12.51	($4,973)
2022	$-	$413,319	$-	$413,319	$221,517	$221,517	$50.84	($3,993)

(1)	For fiscal years 2022 and 2023 the PEO was the Chief Executive Officer, John Krier. During 2024, the PEOs were John Krier (Chief Executive Officer from July 1, 2023 - October 1, 2023) and Brian Baker (October 1, 2023 - June 30, 2024). The values reflected in this column reflect the "Total Compensation" paid to Mr. Krier and Mr. Baker, the Company's Principal Executive Officer, as set forth in the Summary of Compensation Table.

(2)	The dollar amounts reported in this column represent the amount of "compensation actually paid" to Mr. Krier and Mr. Baker respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual amount of compensation earned by or paid to such persons during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the "compensation actually paid" amounts reported above for Mr. Krier and Mr. Baker respectively:

Adjustments to Determine Compensation "Actually Paid" for PEO	2024		2023		2022
	Baker	Krier	Baker	Krier	Baker	Krier
Deduction for Amounts Reported under the "Stock Awards" Column in the SCT	($3,313)	($8,623)		($46,383)		($56,250)
Deduction for Amounts Reported under the "Option Awards" Columns in the SCT

Adjustments to Determine Compensation "Actually Paid" for PEO	2024		2023		2022
	Baker	Krier	Baker	Krier	Baker	Krier
Increase for the Fair Value of Awards Granted during year that Remain Unvested as of Year end
Increase for Fair Value of Awards Granted during year that Vest during year	$3,313	$8,623		$46,383		$56,250
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that Vested during year
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year
Increase based upon Incremental Fair Value of Awards Modified during year
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award
Total Adjustments	$0	$0	$0	$0	$0	$0

(3)  For 2022 and 2023, the non-PEO NEOs were Norman Roegner and Brian Baker. For 2023, the non-PEO NEO was Gabe Ellwein. The values reflected in this column reflect the average "Total Compensation" paid to each of the non-PEO NEOs in the applicable year, as set forth in the Summary of Compensation Table for the applicable year.

(4) The dollar amounts reported in column (e) represent the average amount of "compensation actually paid" to the non-PEO NEOs, as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not necessarily reflect the actual average amount of compensation earned by or paid to such persons during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid:

Adjustments to Determine Compensation "Actually Paid" for Non-PEO NEOs	2024	2023	2022
Deduction for Amounts Reported under the "Stock Awards" Column in the SCT		($9,284)	($19,354)
Deduction for Amounts Reported under the "Option Awards" Columns in the SCT
Increase for the Fair Value of Awards Granted during year that Remain Unvested as of Year end
Increase for Fair Value of Awards Granted during year that Vest during year		$9,284	$19,354
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-end of Awards Granted Prior to year that Vested during year
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year
Increase based upon Incremental Fair Value of Awards Modified during year
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award
Total Adjustments	$0	$0	$0

(5)  Cumulative Total Share Return ("TSR") value listed in each year reflects what the cumulative value of $100 would be if invested on June 30, 2020. TSR is calculated on a cumulative basis by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, if any, and the difference between the Company's share price at the end and the beginning of the measurement period by the Company's share price at the beginning of the measurement period.

(6) The dollar amounts reported represent the amount of net income reflected in the Company's audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

The Company's executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrates the amount of "compensation actually paid" ("CAP") to Mr. Krier and Mr. Baker and the average amount of CAP to the Company's Named Executive Officers as a group (excluding Mr. Krier and Mr. Baker) relative to the Company's cumulative TSR over the three years presented in the table.

Compensation Actually Paid and Net Income (Loss)

As demonstrated by the following table, the amount of CAP to Mr. Krier & Mr. Baker and the average amount of CAP to the Company's Named Executive officers as a group (excluding Mr. Krier and Mr. Baker) are not aligned with the Company's net loss over the three years presented in the table. The Company has not used net loss as a performance measure in the overall executive compensation program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDERS MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our voting securities as of October 11, 2024, for:

•	each shareholder known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Applicable ownership is based on 7,255,563 shares of common stock outstanding at October 11, 2024. In computing the percentage of shares of common stock beneficially owned, we deemed to be outstanding all shares of common stock subject to options, warrants or other equity awards and Series A Preferred, and Series B Preferred held by that person or entity that are currently exercisable or exchangeable or that will become exercisable or convertible within 60 days.

Under SEC rules, "Named Executive Officers" or "NEO" include (i) all persons who served as principal executive officer during the last completed fiscal year, regardless of compensation level; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers as of the end of the last completed fiscal year; and (iii) up to two additional individuals who would have been deemed to be Named Executive Officers except that they were not serving as officers at the end of the fiscal year. Pursuant to these rules, we have identified as our Named Executive Officers for purposes of this Proxy Statement the following: (1) Mr. Baker, who was our Chief Operating Officer during fiscal 2023 and is our current President and Chief Executive Officer (2) Mr. Ellwein, who is our current Chief Financial Officer, and (3) Mr. Krier, who was our Chief Executive Officer and Chief Financial Officer during fiscal 2023 and for part of fiscal 2024. Unless otherwise indicated in the notes below the table, the address of each beneficial owner listed in the table below is c/o Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121.

Beneficial Ownership Table

Name/ Address of Beneficial Owner(1)	Title of Class	No. of Shares of each Class Beneficially Owned	Percent of Class Beneficially Owned	Total No. of Shares Beneficially Owned	Percent of Shares Beneficially Owned	Percent of Total Voting Power
Greater than 5% Shareholders:
Stuart M. Essig (2)	Common	1,547,876	21.3%	1,775,876	23.7%	23.3%
	Series A	880,000	44.2%
	Series B	260,000	19.1%
Stuart M. Essig 2007 Family Trust (3)	Common	291,825	4.0%	337,585	4.6%	4.6%
	Series A	188,800	9.5%
	Series B	40,000	2.9%
Provco Ventures I, LP (4)	Common	948,426	13.1%	1,085,226	14.7%	14.4%
	Series A	484,000	24.3%
	Series B	200,000	14.7%
Armistice Capital, LLC(5)	Common		*	100,000	1.4%	1.2%
	Series B	500,000	36.8%

Directors and Named Executive Officers:

Brian D. Baker (CEO/ President/Director) (6)	Common	131,222	1.8%	168,422	2.3%	2.3%
	Series A	96,000	4.8%
Erin S. Enright (Director) (7)	Common	29,124	*	320,949	4.4%	4.4%
	Series A	188,800	9.5%
	Series B	40,000	2.9%
David B. Holtz (Director) (8)	Common	28,968	*	28,968	*	*

John Krier (CEO/CFO) (9)	Common	31,469	*	31,469	*	*
Gabe Ellwein (CFO)	Common	-	*	-	*	*

R. Scott Ward (Director)	Common	25,416	*	25,416	*	*

Andrew Hulett (Director)	Common	4,000	*	4,000	*	*

All executive officers and directors as a group (7 persons)	Common	250,199	3.4%	579,224	7.9%	7.9%
	Series A	284,800	14.3%
	Series B	40,000	2.9%

(1) The table assumes 7,255,563 shares of common stock issued and outstanding as of October 11, 2024. The amount in the "Percent of Total Voting Power" column includes the impact of any applicable Voting Cutback as to the indicated beneficial owner. Subject to the Voting Cutback, the Series A Preferred and the Series B Preferred vote on an as-converted basis one vote per share with the common stock. For purposes of the table, we determined the number of shares of each class as beneficially owned by each person under Rule 13d-3(d)(1) of the Exchange Act. Under this rule, shares of voting stock not outstanding that are subject to issuance pursuant to options, warrants, rights or conversion privileges exercisable by a person within 60 days of the date indicated are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the number or percentage beneficially owned by any other person listed in the table. Except where otherwise noted, we believe that each individual or entity named has sole investment and voting power with respect to the shares beneficially owned by such person, subject to community property laws, where applicable. Beneficial ownership and voting power representing less than one percent of the outstanding shares of a class is denoted with an asterisk (*). If an individual or person disclaims beneficial ownership, that is noted in the notes below the table.

(2) Mr. Essig is an observer to our Board and the husband of Erin Enright, a Preferred Director and the Chairman of our Board. Mr. Essig has sole voting and dispositive power over the shares of stock indicated. He has no voting or dispositive power over securities that are beneficially owned of record by The Stuart M. Essig 2007 Family Trust ("Essig Trust," see, Note (3), below) or by Ms. Enright (see, Note (7), below). The address for this beneficial owner is 512 West MLK Jr. Blvd #320, Austin, Texas 78701.

(3) Mr. Essig is the settlor/grantor of the Essig Trust. His wife, Ms. Enright, is Trustee of the Essig Trust. Ms. Enright and the Essig Trust have shared voting and dispositive power over the shares of stock owned of record by the Essig Trust. The address for this beneficial owner is 512 West MLK Jr. Blvd #320, Austin, Texas 78701.

(4) The address of this beneficial owner is 795 E. Lancaster Ave. Suite 200, Villanova, PA 19085. The general partner of this shareholder is Provco, LLC. The sole member of Provco, LLC is Gerald N. Holtz.

(5) The address for this beneficial owner is c/o Steven Boyd, 510 Madison Ave, 22nd Floor, New York, New York 10022.

(6) The amount of common stock beneficially owned includes 18,000 exercisable options.

(7) The amount of common stock beneficially owned includes: (a) 29,124 shares of common stock owned of record and (b) 291,825 shares of common stock beneficially owned by the Essig Trust (see, Note (3), above). Ms. Enright has no voting and dispositive power over the shares beneficially owned by her husband; she has shared voting and dispositive power as Trustee over the shares beneficially owned by the Essig Trust.

(8) Mr. Holtz is an executive officer of Provco, LLC, the general partner of Provco Ventures I LP. He does not have sole voting or dispositive power of shares beneficially owned by Provco.

(9) With respect to information relating to Mr. Krier, we have relied solely on the most recent Form 4 filed by Mr. Krier with the SEC on October 4, 2023.  As disclosed above, Mr. Krier ceased providing services as our CEO and CFO in October 2023.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Grants

As of June 30, 2024, options to purchase a total of 18,000 registered shares of our common stock were outstanding and vested at a weighted average exercise price of $9.16 per share.  These options were issued under Dynatronics 2018 Equity Incentive Award Plan (the "2018 Plan"). As of June 30, 2024, there were no vested or unvested options to purchase shares of our common stock under the 2020 Plan.  At June 30, 2024, an additional 192,600 shares remained available for future equity grants under our 2020 Plan, and no shares remained available for future equity grants under our 2018 Plan.

The following table summarizes awards outstanding under the 2018 Plan and the 2020 Plan as of June 30, 2024. The following information does not reflect issuances or exercises under the 2018 Plan or the 2020 Plan subsequent to June 30, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2020 Plan	-	$-	192,600
2018 Plan	18,000	$9.16	-
Total	18,000		192,600

Description of the 2018 Plan

Our Board unanimously approved the 2018 Plan on September 10, 2018, and the 2018 Plan was approved by our shareholders at our 2018 annual meeting of shareholders on December 3, 2018. The Board also determined to keep the 2018 Plan in effect upon adoption of the 2020 Plan, and to grant awards under the 2018 Plan until the remaining shares available for awards and issuance under the 2018 Plan have been exhausted. The 2018 Plan reserved for issuance pursuant to awards under the 2018 Plan, 600,000 shares of common stock, plus the number of shares of common stock reserved and available for issuance under our prior plan (the 2015 Plan) as of the date of shareholder approval of the 2018 Plan. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, are canceled, expire or are terminated (other than by exercise) under (i) the 2018 Plan or (ii) from and after shareholder approval of the 2018 Plan, the shares remaining available under our 2015 Equity Incentive Award Plan (the "2015 Plan") were added to the shares of stock available for issuance under the 2018 Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding were not be available for future issuance under the 2018 Plan.

As of June 30, 2024, no shares remain authorized for issuance under the 2018 Plan and awards covering 18,000 shares of common stock remain outstanding as of June 30, 2024 and remain operative under the terms of the respective grants.

Description of the 2020 Plan

The maximum number of shares of stock reserved and available for issuance under the 2020 Plan is 200,000 shares of common stock (after giving effect to our February 2023 reverse stock split), plus the number of shares of common stock underlying any award granted under our 2018 Plan that are forfeited, are canceled, expire or are terminated (other than by exercise). Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding shall not be available for future issuance under the 2020 Plan.

The 2020 Plan provides for the grant of various types of awards, including, for example: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock awards; (v) deferred stock awards; and (vi) other stock-based and cash-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the 2020 Plan.

As of June 30, 2024, 192,600 shares remain authorized for issuance under the 2020 Plan and there are no awards for shares of common stock outstanding as of June 30, 2024 that remain operative under the terms of the respective grants.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires directors, officers and 10% beneficial owners of the Company considered Section 16 insiders to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our common stock and other securities. Based on a review of copies of Section 16 reports in our possession, we believe that during fiscal 2024 all required reports and reportable transactions for our Section 16 insiders were filed and/or reported on a timely basis, except as follows: the issuance of 2,000 shares of the Company common stock on July 6, 2023 as compensation for director services to each of Dr. Scott Ward and Stuart Essig's spouse were reported late by Dr. Ward and Mr. Essig.

Certain Relationships and Related Transactions

We have adopted a policy that any transactions with directors, executive officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested members of our Board. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of our Board or a committee thereof that approves such transactions. If there are no disinterested directors, we shall obtain a majority vote of the shareholders approving the transaction.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF SHAREHOLDERS

Shareholders may submit proposals on matters appropriate for shareholder action at meetings of our shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than June 27, 2025.  However, in the event that the 2025 annual meeting of shareholders is called for a date that is not within 30 calendar days of the anniversary of the date that the 2024 annual meeting of shareholders was called, to be timely, notice by the shareholder must be received by us not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the 2025 annual meeting of shareholders is first made. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder's notice as provided above.  Such proposals should be delivered to Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121, Attention: Corporate Secretary, telephone (801) 568-7000.  The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2025 Annual Meeting without including that proposal in our proxy materials and written notice of the proposal is not received by us as described above, or if we meet other requirements of the applicable SEC rules, then the proxies solicited by the Board for use at the 2025 Annual Meeting will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2025 Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Dynatronics shareholders will be householding our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request householding of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Brian Baker

Brian Baker

President and Chief Executive Officer

October 25, 2024

A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, is available without charge upon written request to: Attn: Corporate Secretary, Dynatronics Corporation, 1200 Trapp Road, Eagan, Minnesota 55121.

To the extent the rules and regulations adopted by the SEC state that certain information included in this Proxy Statement is not deemed "soliciting material" or "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.